Press Release	Source: Alchemy Enterprises, Ltd.

Alchemy Enterprises, Ltd. Appoints Vice President of Technology Integration

Tuesday December 5, 9:00 am ET

Dr. Tulin Akin Joins Alchemy Enterprises from Intel to Lead Continued Development of Technology in Management Change

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Alchemy Enterprises, Ltd. (OTC BB: ACHM - News), the renewable energy company that is developing a hydrogen power technology that it believes will generate on demand to power a broad range of applications, announced today the appointment of Dr. Tulin Akin to the position of Vice President of Technology Integration. The appointment was effective December 1, 2006.

Dr. Akin will head Alchemy's continued development of the Hydratus©, along with all of the Company's related technologies, working closely with NASA's Jet Propulsion Lab. "Our team at JPL is excited to work with Dr. Akin. She brings extensive experience working in one of the most demanding manufacturing environments at Intel, as well as solid research background in membrane technology," stated Jonathan Read, CEO of Alchemy. Mr. Read went on to say that, "We are assembling a world class team at Alchemy and Dr. Akin's in depth knowledge, extensive experience and impressive credentials greatly strengthen our management team. She brings to us a multi project discipline that we require to bring various aspects of our projects to commercialization."

Dr. Akin worked for Intel Corporation as a part of the logic Technology Development group from 2002-2006. As the Sr. Process Engineer at Intel, she worked on the packaging interconnect development for 120, 90 and 65 nm technologies. Her primary focus was lithography module ownership that entailed tool and photoresist selections and process development. She led multiple projects and focus teams in support of the team goals with the participation of various modules: integration, etch, plating, lithography and sputter. She brings in her experiences at one of the most demanding manufacturing environments along with her broad research experience in materials and technology development and project management to our team. Dr. Akin holds a PhD degree in Chemical Engineering with an emphasis on solid oxide ionic conductors for hydrocarbon reactions. She has 8 publications in peer-reviewed journals and holds one patent. She served as the co-editor for the Northern American Membrane Society conference proceedings and chaired/organized professional and regional symposiums.

In a another management change, Howard Foote remains as a Director of the company while leaving the post of Chief Technology Officer.

About Alchemy Enterprises, Ltd.:

Alchemy Enterprises, Ltd. is a development stage company seeking to design and license a cost and energy efficient electric power system technology called the Hydratus© for use in motorized vehicles and industrial equipment and the storage of energy generated from other sources such as wind and solar energy. The Hydratus© creates hydrogen on demand which, when used in conjunction with existing hydrogen fuel cell technology, creates an electric power system that operates without combustion and without the need for stored hydrogen (which is usually highly compressed, difficult to transport, store and transfer, expensive to produce and dangerous). Alchemy has entered into a partnership (known as a task plan) with Jet Propulsion Laboratory (JPL), to develop, build and patent our prototype 100 kilowatts Hydratus©. JPL is a federally funded research and development center sponsored by the National Aeronautics and Space Administration ("NASA") and is operated by California Institute of Technology (Caltech). For more information about Alchemy Enterprises. Ltd. please visit www.alchemy-energy.com.

Forward Looking Statement:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.